Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP FOUR TIMES SQUARE NEW YORK 10036-6522 _________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com
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_________ BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO SAN FRANCISCO WASHINGTON, D.C. WILMINGTON
_________ BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SHANGHAI SINGAPORE SYDNEY TOKYO TORONTO VIENNA

June 10, 2011

DineEquity, Inc.

450 North Brand Boulevard

Glendale, California 91203

Re:	DineEquity, Inc. and the Guarantors

Listed on Schedules I & II Hereto

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to DineEquity, Inc., a Delaware corporation (the “Issuer”), each of the entities listed on Schedule I hereto (the “DE/TX Guarantors”) and each of the entities listed on Schedule II hereto (the “Other Guarantors” and, together with the DE/TX Guarantors, the “Guarantors”) in connection with the public offering of up to $792,750,000 aggregate principal amount of the Issuer’s 9.5% Senior Notes due 2018 (the “Exchange Notes”). The Indenture, dated as of October 19, 2010, among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee,” and such indenture, the “Indenture”), provides for the guarantee of the Exchange Notes by the Guarantors (the “Guarantees”) to the extent set forth in the Indenture. The Exchange Notes are to be offered (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 9.5% Senior Notes due 2018 of the Issuer issued on October 19, 2010 and the guarantees thereof by the Guarantors (the “Original Notes”), as contemplated by the Registration Rights Agreement, dated as of October 19, 2010 (the “Registration Rights Agreement”), by and among the Issuer, the Guarantors and Barclays Capital Inc. and Goldman, Sachs & Co., as the representatives of the initial purchasers of the Original Notes.

DineEquity, Inc.

June 10, 2011

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 of the Issuer and the Guarantors relating to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture, including Article X thereof containing the Guarantee obligations of the Guarantors;

(c) an executed copy of the Registration Rights Agreement;

(d) the global certificates evidencing the Original Notes (the “Original Note Certificates”);

(e) the form of global certificates evidencing the Exchange Notes included in the Indenture;

(f) a copy of the restated certificate of incorporation of the Issuer, as certified by the Secretary of State of the State of Delaware;

(g) a copy of the amended bylaws of the Issuer, as certified by Bryan R. Adel, Senior Vice President, Legal, General Counsel and Secretary of the Issuer;

(h) copies of the certificates of incorporation or formation, as applicable, of each of the DE/TX Guarantors, each as certified by the Secretary of State of the State of Delaware or the Texas Secretary of State, as applicable;

(i) copies of the bylaws or operating agreements, as applicable, of each of the DE/TX Guarantors, each as certified by the Secretary of such DE/TX Guarantor;

(j) a copy of certain resolutions of the board of directors of the Issuer, adopted August 20, 2010, and a copy of certain resolutions of the Pricing Committee thereof, adopted September 27, 2010 and October 6, 2010, each as certified by Bryan R. Adel, Senior Vice President, Legal, General Counsel and Secretary of the Issuer; and

(k) copies of certain resolutions of the board of directors or other governing bodies, as applicable, of each of the DE/TX Guarantors, adopted October 14, 2010, each as certified by the Secretary of such DE/TX Guarantor.

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June 10, 2011

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuer, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”), (ii) the Delaware Limited Liability Company Act (the “DLLCA”), (iii) the Texas Limited Liability Company Law (the “TLLCL”) and (iv) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”), or as to the effect of any such law (other than Opined on Law) on the opinions stated herein.

To the extent that the opinions expressed herein relate to matters governed by (i) the laws of the State of Florida, we have relied, without independent verification or investigation of any kind, on the opinion of Richman Greer P.A., special counsel to ACM Cards, Inc., a Florida corporation, dated as of the date hereof, which is being filed as Exhibit 5.2 to the Registration Statement (the “Florida Opinion”), (ii) the laws of the State of Kansas, we have relied, without independent verification or investigation of any kind, on the opinion of Seigfreid, Bingham, Levy, Selzer & Gee, P.C., special counsel to each of Applebee’s UK, LLC, a Kansas limited liability company, Applebee’s Restaurants Kansas LLC, a Kansas limited liability company, Applebee’s Restaurants, Inc., a Kansas corporation, and Applebee’s Services, Inc., a Kansas corporation, dated as of the date hereof, which is being filed as Exhibit 5.3 to the Registration Statement (the “Kansas Opinion”), (iii) the laws of the State of Ohio, we have relied, without independent verification or investigation of any kind, on the opinion of Bricker & Eckler LLP, special counsel to IHOP TPGC, LLC, an Ohio limited liability company, dated as of the date hereof, which is being filed as Exhibit 5.4 to the Registration Statement (the “Ohio Opinion”), and (iv) the laws of the State of Vermont, we have relied, without independent verification or investigation of any kind, on the opinion of Gravel and Shea, special counsel to each of Applebee’s Restaurants Vermont, Inc., a Vermont corporation, and Neighborhood Insurance, Inc., a Vermont corporation, dated as of the date hereof, which is being filed as Exhibit 5.5 to the Registration Statement (the “Vermont Opinion” and, collectively with the

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Florida Opinion, the Kansas Opinion and the Ohio Opinion, the “Local Opinions”), and our opinions stated herein are subject to the exceptions, qualifications and assumptions contained in the Local Opinions.

The Indenture, the Exchange Note Certificates (as defined below) and the Guarantees are referred to herein collectively as the “Transaction Documents.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. The issuance of the certificates evidencing the Exchange Notes (the “Exchange Note Certificates”) has been duly authorized by all requisite corporate action on the part of the Issuer under the DGCL and, when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Note Certificates will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms under the laws of the State of New York.

2. The Guarantee of each DE/TX Guarantor has been duly authorized by all requisite corporate or limited liability company, as applicable, action on the part of such DE/TX Guarantor under the DGCL, the DLLCA or the TLLCL, as applicable, and when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein with respect to the Issuer and the Guarantors, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Documents;

(c) except to the extent expressly stated in the opinions contained herein with respect to the Issuer and the Guarantors, we have assumed that each of the Transaction

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Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we have assumed that the operating agreement of each of the DE/TX Guarantors that is a limited liability company is the only agreement of the members of such DE/TX Guarantor as to the affairs of such DE/TX Guarantor and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the members of such DE/TX Guarantor as to the affairs of such DE/TX Guarantor and the conduct of its business;

(e) we do not express any opinion with respect to the enforceability of Section 10.02 of the Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability of the Indenture or the Notes or the effect thereof on the opinions herein stated;

(f) we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.07 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Guarantees;

(g) in rendering the opinion set forth in paragraph 1 above, we have assumed that the Trustee’s certificates of authentication of the Exchange Note Certificates will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Note Certificates conform to the form thereof included in the Indenture and examined by us; and

(h) to the extent that any opinion relates to the enforceability of the choice of New York law provision contained in any Transaction Document, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and are subject to the qualification that such enforceability may be limited by principles of public policy, comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Issuer and the Guarantors have complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which the Issuer or the Guarantors, respectively, is a party; and

(b) neither the execution and delivery by the Issuer or the Guarantors of the Transaction Documents to which the Issuer or the Guarantors, respectively, is a party nor the performance by the Issuer or the Guarantors of their respective obligations under the Transaction Documents to which the Issuer or the Guarantors, respectively, is a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Issuer or any of the Guarantors or their respective property is subject, except that we

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do not make this assumption with respect to any lease, indenture, instrument or other agreement which has been identified to us by the Issuer as being material to it and which are listed as exhibits in Part II of the Registration Statement, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Issuer or any of the Guarantors or their respective property is subject, (iii) violates or will violate any law, rule or regulation to which the Issuer or any of the Guarantors or their respective property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

DE/TX GUARANTORS

Applebee’s Enterprises LLC, a Delaware limited liability company

Applebee’s Franchising LLC, a Delaware limited liability company

Applebee’s Holdings II Corp., a Delaware corporation

Applebee’s Holdings, LLC, a Delaware limited liability company

Applebee’s IP LLC, a Delaware limited liability company

Applebee’s International, Inc., a Delaware corporation

Applebee’s Restaurants Mid-Atlantic LLC, a Delaware limited liability company

Applebee’s Restaurants North LLC, a Delaware limited liability company

Applebee’s Restaurants Texas LLC, a Texas limited liability company

Applebee’s Restaurants West LLC, a Delaware limited liability company

IHOP Franchise Company, LLC, a Delaware limited liability company

IHOP Franchising, LLC, a Delaware limited liability company

IHOP Holdings, LLC, a Delaware limited liability company

IHOP IP, LLC, a Delaware limited liability company

IHOP Property Leasing, LLC, a Delaware limited liability company

IHOP Property Leasing II, LLC, a Delaware limited liability company

IHOP Properties, LLC, a Delaware limited liability company

IHOP Real Estate, LLC, a Delaware limited liability company

International House of Pancakes, LLC, a Delaware limited liability company

SCHEDULE II

OTHER GUARANTORS

ACM Cards, Inc., a Florida corporation

Applebee’s UK, LLC, a Kansas limited liability company

Applebee’s Restaurants Kansas LLC, a Kansas limited liability company

Applebee’s Restaurants, Inc., a Kansas corporation

Applebee’s Services, Inc., a Kansas corporation

IHOP TPGC, LLC, an Ohio limited liability company

Applebee’s Restaurants Vermont, Inc., a Vermont corporation

Neighborhood Insurance, Inc., a Vermont corporation